Exhibit 9.01

FIRST AMENDMENT dated as of October 24, 2006 (this “Amendment”), to the Five-Year Credit Agreement dated as of August 16, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LAUREATE EDUCATION, INC., a Maryland corporation (the “Company”); INICIATIVAS CULTURALES DE ESPAÑA, SL, a Spanish limited liability company (“ICE” and, together with the Company, the “Borrowers”); the LENDERS from time to time party thereto; JPMORGAN CHASE BANK, N.A., as Facility Agent (in such capacity, the “Facility Agent”) and Collateral Agent; and J.P. MORGAN EUROPE LIMITED, as London Agent.

WHEREAS the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Lenders party hereto, constituting the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.  As used in this Amendment, the following terms have the meanings specified below:

“Extension Deed (ICE Intercompany Debt Pledge Agreement)” means the Extension Deed of First Priority Pledge over Credit Rights substantially in the form of Exhibit A to this Amendment.

“Extension Deed (ICE Inversiones Brazil/Escuela Superior Pledge Agreement)” means the Extension Deed of First Priority Pledge of Participations substantially in the form of Exhibit B to this Amendment.

SECTION 2.  Amendment to the Credit Agreement.  Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The preamble to the Credit Agreement is amended by deleting “US$150,000,000” and “US$100,000,000” and replacing them with “US$200,000,000” and “US$150,000,000”, respectively.

(b) Article I of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“AIEP” means  Instituto Profesional AIEP SA, a wholly owned subsidiary of the Company.

“Chilean Refinancing Indebtedness” means (a) Indebtedness of DESUP to Corp Banca and Banco de Credito E Inversiones in an aggregate amount not greater than US$18,500,000 and (b) Indebtedness of AIEP to Corp Banca, Banco Santander Santiago, Banco Security and Banco de Credito E Inversiones in an aggregate amount not greater than US$4,600,000; provided that: (i) the net proceeds of such Chilean Refinancing Indebtedness are applied solely to refund, refinance, repurchase or retire the UNAB Seller Note, US$12,500,000 of Indebtedness of UNAB to Corp Banca and Banco de Credito E Inversiones maturing June 20, 2008 and US$10,600,000 of Indebtedness of AIEP to Corp Banca, Banco Santander Santiago, Banco Security and Banco de Credito E Inversiones maturing on multiple dates between December 2006 and February 2011 and (ii) such Chilean Refinancing Indebtedness shall not mature, and shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or similar event) prior to the date one month after the Maturity Date.

“DESUP” means Desarrollo de la Educacion Superior SA, a wholly owned subsidiary of the Company.

“First Amendment” means the First Amendment to this Agreement dated as of October 24, 2006.

“First Amendment Effective Date” means the date on which the conditions to the effectiveness of the First Amendment were satisfied or waived in accordance with the terms thereof.

“UNAB Seller Note” means US$14,800,000 of Indebtedness of DESUP to prior shareholders of UNAB under a seller note maturing May 30, 2007.

(c) Article I of the Credit Agreement is hereby further amended by deleting in their entirety the definitions of “Permitted Refinancing Indebtedness”, “Spanish Tranche Commitment” and “US Tranche Commitment” and replacing such definitions with the following:

“Permitted Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), Indebtedness the net proceeds of which are applied to refund, refinance, repurchase or retire such Original Indebtedness; provided that: (a) the principal amount of such Permitted Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) other than with respect to Chilean Refinancing Indebtedness, such Permitted Refinancing Indebtedness shall not constitute an obligation of any Subsidiary that shall not have been an obligor in respect of such Original Indebtedness, (c) if such Original Indebtedness shall have been subordinated to the Obligations, such Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; and (d) such Permitted Refinancing Indebtedness shall not mature, and shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or similar event) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date six months after the Maturity Date.

“Spanish Tranche Commitment” means, with respect to each Spanish Tranche Lender, the commitment of such Spanish Tranche Lender to make Spanish Tranche Revolving Loans pursuant to Section 2.01(b) and acquire participations in Spanish Tranche Letters of Credit pursuant to Section 2.05(d), expressed as an amount representing the maximum aggregate amount of such Spanish Tranche Lender’s Spanish Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or (b) reduced or increased from time to time pursuant to assignments by or to such Spanish Tranche Lender pursuant to Section 11.04.  The amount of each Spanish Tranche Lender’s Spanish Tranche Commitment is set forth on Schedule 2.01 under the caption “Commitment as of the First Amendment Effective Date”, or in the Assignment and Assumption pursuant to which such Spanish Tranche Lender shall have assumed its Spanish Tranche Commitment, as the case may be.  The aggregate amount of the Spanish Tranche Commitments as of the First Amendment Effective Date is US$150,000,000.

“US Tranche Commitment” means, with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Revolving Loans pursuant to Section 2.01(a) and to acquire participations in Swingline Loans and US Tranche Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such US Tranche Lender’s US Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or (b) reduced or increased from time to time pursuant to assignments by or to such US Tranche Lender pursuant to Section 11.04.  The amount of each US Tranche Lender’s US Tranche Commitment is set forth on Schedule 2.01 under the caption “Commitment as of the First Amendment Effective Date”, or in the Assignment and Assumption pursuant to which such US Tranche Lender shall have assumed its US Tranche Commitment, as the case may be.  The aggregate amount of the US Tranche Commitments as of the First Amendment Effective Date is US$200,000,000.

(d) Section 2.08(d) and 2.08(e) of the Credit Agreement and the definitions of “Augmenting Lender”, “Commitment Increase”, “Increase Effective Date”, “Increasing Lender”, “Initial Loans”, “Non-Increasing Lender” and “Subsequent Borrowings” in Article I of the Credit Agreement are hereby deleted in their entirety.

(e) Section 6.02 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause 6.02(ix), (ii) deleting “.” at the end of clause 6.02(x) and inserting “; and” in place thereof and (iii) inserting the following new clause 6.02(xi): “Liens on assets of any Subsidiary securing Chilean Refinancing Indebtedness of such Subsidiary.”

(f) Section 6.07(b) of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause 6.07(b)(iv), (ii) deleting “.” at the end of clause 6.07(b)(v) and inserting “; and” in place thereof and (iii) inserting the following new clause 6.07(b)(vi): “prepayments of the UNAB Seller Note”

(g) Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.

SECTION 3.  Loan Reallocation.  On the Amendment Effective Date, (i) the aggregate principal amount of the Revolving Loans of each Class outstanding immediately prior to the effectiveness of this Amendment (“Initial Loans”) shall be deemed to have been paid, (ii) each Lender that shall have been a US Tranche Lender or Spanish Tranche Lender, as the case may be, immediately prior to the effectiveness of this Amendment whose Tranche Percentage of such Class shall have increased as a result of this Amendment (each, an “Increasing Lender”) shall pay to the Facility Agent in same day funds an amount equal to the difference between (A) the product of (1) such Increasing Lender’s applicable Tranche Percentage (calculated after giving effect to this Amendment), multiplied by (2) the amount of the Subsequent Borrowings of such Class (as defined below) and (B) the product of (1) such Increasing Lender’s applicable Tranche Percentage (calculated without giving effect to this Amendment), multiplied by (2) the amount of the Initial Loans of such Class, (iii) each Lender that shall not have  been a US Tranche Lender or Spanish Tranche Lender, as the case may be, prior to the effectiveness of this Amendment whose Commitment of such Class shall have been extended as a result of this Amendment (each, a “New Lender”) shall pay to the Facility Agent in same day funds an amount equal to the product of (1) such New Lender’s applicable Tranche Percentage (calculated after giving effect to this Amendment) multiplied by (2) the amount of the Subsequent Borrowings of such Class, (iv) after the Facility Agent receives the funds specified in clauses (ii) and (iii) above, the Facility Agent shall pay to each Lender whose Tranche Percentage of such Class shall not have increased as a result of this Amendment (each, a “Non-Increasing Lender”) the portion of such funds that is equal to the difference between (A) the product of (1) such Non-

Increasing Lender’s applicable Tranche Percentage (calculated without giving effect to this Amendment) multiplied by (2) the amount of the Initial Loans of such Class, and (B) the product of (1) such Non-Increasing Lender’s applicable Tranche Percentage (calculated after giving effect to this Amendment) multiplied by (2) the amount of the Subsequent Borrowings of such Class, (v) after the effectiveness of this Amendment, the applicable Borrower shall be deemed to have made new Borrowings of such Class (“Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans of such Class and of the Types and for the Interest Periods applicable to the Borrowings of which the Initial Loans are a part (with the LIBO Rates for the remaining portion of such Interest Periods being the same as the LIBO Rates applicable as of the Amendment Effective Date to the Initial Loans) and (vi) each Non-Increasing Lender, each Increasing Lender and each New Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing of such Class (each calculated after giving effect to this Amendment).  The applicable Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans on the Interest Payment Dates applicable to the Subsequent Borrowings.  Notwithstanding anything to the contrary, if the Amendment Effective Date occurs other than on the last day of the Interest Period relating thereto, the deemed payments made to each Lender party to this Amendment pursuant to clause (i) above shall not be subject to compensation by the applicable Borrower pursuant to the provisions of Section 2.15 of the Credit Agreement (it being understood and agreed that such deemed payments made to Lenders not party to this Amendment shall be subject to  compensation by the applicable Borrower pursuant to said Section of the Credit Agreement).

SECTION 4.  Representations and Warranties.  Each Borrower represents and warrants to the Facility Agent and each Lender that as of the Amendment Effective Date and immediately after giving effect to this Amendment:

(a)  the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects, with the same effect as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties are true and correct in all material respects as of such earlier date);

(b)  this Amendment has been duly authorized, executed and delivered by the Borrowers, and each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(c)  no Default or Event of Default has occurred and is continuing.

SECTION 5.  Conditions to Effectiveness.  This Amendment shall become effective as of the date that the following conditions are satisfied or waived pursuant to Section 11.02 of the Credit Agreement (the “Amendment Effective Date”):

(a)  The Facility Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of (i) each Borrower, (ii) each Lender whose Commitment shall have increased as a result of this Amendment, (iii) each New Lender and (iv) Lenders constituting the Required Lenders (determined based on the Commitments in effect immediately prior to the effectiveness of this Amendment).

(b)  The representations and warranties set forth in Section 4 above shall be true and correct in all material respects.

(c)  No Default or Event of Default shall have occurred and be continuing.

(d)  The Facility Agent shall have received a certificate, signed by the President, a Vice President or a Financial Officer of the Company, confirming the satisfaction of the conditions set forth in paragraphs (b) and (c) above on and as of the Amendment Effective Date and after giving effect to this Amendment.

(e)  The Agents shall have received favorable written opinions (addressed to the Agents and the Lenders and dated as of the Amendment Effective Date) of (i) Robert W. Zentz, General Counsel of the Company, (ii) Gómez-Acebo & Pombo Abogados, S.L., Spanish counsel for the Company and ICE, (iii) Houthoff Buruma, Dutch counsel for the Company and ICE,  and (iv) DLA Piper Rudnick Gray Cary US LLP, US counsel for the Company and ICE, in each case in form and substance reasonably acceptable to the Facility Agent.

(f)  The Facility Agent shall have received such documents as the Facility Agent or its counsel may reasonably request confirming ICE has provided notice of this Amendment to the Bank of Spain.

(g)  The Facility Agent shall have received (i) a counterpart of the Extension Deed (ICE Intercompany Debt Pledge Agreement) duly executed and delivered by ICE and (ii) a counterpart of the Extension Deed (ICE Inversiones Brazil/Escuela Superior Pledge Agreement) duly executed and delivered by ICE.

(h)  The Facility Agent shall have received such documents as the Facility Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of this Amendment and any other legal matters relating to the Credit Parties, the Loan Documents or this Amendment, all in form and substance satisfactory to the Facility Agent and its counsel.

(i)  The Facility Agent shall have received all fees, interest and other amounts due and payable under any Loan Document or in connection with this Amendment on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder or under any Loan Document.

(j)  All adjustments and payments required pursuant to Section 3 above on the Amendment Effective Date shall have been or shall simultaneously be made.

The Facility Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, this Amendment shall not become effective unless each of the foregoing conditions shall be satisfied (or waived pursuant to Section 11.02 of the Credit Agreement) at or prior to 5:00 p.m., New York City time, on October 31, 2006 (and, in the event such conditions are not so satisfied or waived, this Amendment shall terminate at such time).

SECTION 6.  No Other Amendments; Confirmation.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Facility Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  The representations, warranties and agreements contained herein shall for all purposes of the Credit Agreement be deemed to be set forth in the Credit Agreement.  On and after the Amendment Effective Date, any reference to the Credit Agreement contained in the Loan Documents (including, without limitation, the references in Section 2.09(f)(i) and Section 11.11 of the Credit Agreement) shall mean the Credit Agreement as modified hereby.

SECTION 7.  New Lenders.  Each New Lender that shall have executed and delivered a counterpart to this Amendment shall be a Lender for all purposes under the Credit Agreement.  Each New Lender hereby agrees to deliver a completed Administrative Questionnaire to the Facility Agent.

SECTION 8.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 9.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.  Expenses.  The Company agrees to reimburse the Facility Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, US counsel for the Facility Agent, and Uria Menendez, Spanish counsel for the Facility Agent.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the date first written above.

LAUREATE EDUCATION, INC.,

by:
/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Senior Vice President

INICIATIVAS CULTURALES DE ESPAÑA, SL,

by:
/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Director

JPMORGAN CHASE BANK, N.A., as Facility Agent, Swingline Lender, Issuing Bank and Lender,

by:
/s/ Stephen Zajac
Name: Stephen Zajac
Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

BANK OF AMERICA, N.A. ,

by:
/s/ Mary K. Giermek
Name: Mary K. Giermek
Title: Senior Vice President

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

CREDIT SUISSE, Cayman Islands Branch ,

by:
/s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Vice President

For any Lender requiring a second signature line:

by:
/s/ James Neira
Name: James Neira
Title: Associate

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

	LASALLE BANK NATIONAL ASSOCIATION	,

by:
/s/ Michael A. Berent
Name: Michael A. Berent
Title: Senior Vice President

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

SUNTRUST BANK ,

by:
/s/ van Buren Knick II
Name: van Buren Knick II
Title: Vice President

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

HSBC BANK, USA, NATIONAL ASSOCIATION ,

by:
/s/ Thomas W. Doe
Name: Thomas W. Doe
Title: First Vice President

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

M&T BANK ,

by:
/s/ Theodore K. Oswald
Name: Theodore K. Oswald
Title: Vice President

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

THE BANK OF NOVA SCOTIA ,

by:
/s/ Todd S. Meller
Name: Todd S. Meller
Title: Managing Director

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

ALLIED IRISH BANKS PLC ,

by:
/s/ Gregory J. Wiske
Name: Gregory J. Wiske
Title: Vice President

For any Lender requiring a second signature line:

by:
/s/ Margaret Brennan
Name: Margaret Brennan
Title: Senior Vice President

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

GENERAL ELECTRIC CAPITAL CORPORATION ,

by:
/s/ Rebecca A. Ford
Name: Rebecca A. Ford
Title: Duly Authorized Signatory

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

CREDIT SUISSE INTERNATIONAL ,

by:
/s/ Garrett Lynskey
Name: Garrett Lynskey
Title: Director

For any Lender requiring a second signature line:

by:
/s/ Matthew Turner
Name: Matthew Turner
Title: Vice President

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

ABN AMRO BANK N.V. SUCURSAL EN ESPAÑA ,

by:
/s/ Miguel Angel Beieña
Name: Miguel Angel Beieña
Title: Executive Director

For any Lender requiring a second signature line:

by:
/s/ Emilio Gomez
Name: Emilio Gomez
Title: Head of Credit Administration

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

HSBC BANK plc, SUCURSAL EN ESPAÑA ,

by:
/s/ Javier Linzaz Vicandi
Name: Javier Linzaz Vicandi
Title: Managing Director

For any Lender requiring a second signature line:

by:

Name:
Title:

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE LAUREATE EDUCATION, INC. FIVE-YEAR CREDIT AGREEMENT DATED AS OF AUGUST 16, 2006

To approve the First Amendment:

Name of Lender

SCOTIA BANK EUROPE plc ,

by:
/s/ T.A. Burchett
Name: T.A. Burchett
Title: Director

For any Lender requiring a second signature line:

by:

Name:
Title:

Schedule 2.01

Commitments

US Tranche
Lender	Commitment immediately prior to the First Amendment Effective Date	Increase in Commitment	Commitment as of the First Amendment Effective Date
JPMorgan Chase Bank, N.A.	US$16,865,284.98	US$5,259,740.26	US$22,125,025.24
Credit Suisse, Cayman Islands Branch	US$15,419,689.12	US$6,311,688.31	US$21,731,377.43
Bank of America, N.A.	US$15,419,689.12	US$6,311,688.31	US$21,731,377.43
LaSalle Bank National Association	US$15,419,689.12	US$6,311,688.31	US$21,731,377.43
SunTrust Bank	US$32,000,000.00	US$8,000,000.00	US$40,000,000.00
HSBC Bank USA, National Association	US$15,419,689.12	US$2,805,194.81	US$18,224,883.93
M&T Bank	US$25,000,000.00	US$0	US$25,000,000.00
The Bank of Nova Scotia	US$7,227,979.27	US$0	US$7,227,979.27
AIB Debt Management Limited	US$7,227,979.27	US$0	US$7,227,979.27
General Electric Capital Corporation	US$0	US$15,000,000.00	US$15,000,000.00

Total:	US$150,000,000.00	US$50,000,000.00	US$200,000,000.00

Spanish Tranche
Lender	Commitment immediately prior to the First Amendment Effective Date	Increase in Commitment	Commitment as of the First Amendment Effective Date
JPMorgan Chase Bank, N.A.	US$18,134,715.02	US$9,740,259.74	US$27,874,974.76
Credit Suisse International	US$16,580,310.88	US$11,688,311.69	US$28,268,622.57
Bank of America, N.A.	US$16,580,310.88	US$11,688,311.69	US$28,268,622.57
ABN AMRO Bank, N.V. Sucursal en España	US$16,580,310.88	US$11,688,311.69	US$28,268,622.57
HSBC Bank plc, Sucursal en España	US$16,580,310.88	US$5,194,805.19	US$21,775,116.07
Scotiabank Europe Plc.	US$7,772,020.73	US$0	US$7,772,020.73
AIB Debt Management Limited	US$7,772,020.73	US$0	US$7,772,020.73

Total:	US$100,000,000.00	US$50,000,000.00	US$150,000,000.00

EXHIBIT A

PÓLIZA DE AMPLIACIÓN DE PRENDA SOBRE DERECHOS DE CRÉDITO	EXTENSION DEED OF FIRST PRIORITY PLEDGE OVER CREDIT RIGHTS

En Madrid, a 24 de octubre de 2006.	In Madrid, on October 24, 2006.

Con la intervención del Notario público D. Pedro de Elizalde y Aymerich, perteneciente al Colegio de Madrid, con ejercicio y fe pública en la plaza Mercantil de Madrid,	Attested to by Mr. Pedro de Elizalde y Aymerich, registered Notary Public of the Madrid Notaries’ Association, having jurisdiction and official certifying authority in Madrid,

COMPARECEN	BY AND BETWEEN

De una parte,	On the one part,

Rubén Ferrer Ferrer, de nacionalidad española, mayor de edad, con domicilio en Paseo de la Castellana 216, Madrid y DNI núm. 46950156-A, actualmente en vigor.	Rubén Ferrer Ferrer, of Spanish nationality, of legal age, with domicile at Paseo de la Castellana 216, Madrid and tax ID number 46950156-A, currently in force.

Y de otra,	And on the other part,

Pablo Bilbao Nales, de nacionalidad española, mayor de edad, con domicilio en Príncipe de Vergara 187, Madrid y DNI núm. 01937423-H, actualmente en vigor.	Pablo Bilbao Nales, of Spanish nationality, of legal age, with domicile at Príncipe de Vergara 187, Madrid and tax ID number 01937423-H, currently in force.

INTERVIENEN	APPEARING

Rubén Ferrer Ferrer, en nombre y representación de INICIATIVAS CULTURALES DE ESPAÑA, S.L.,sociedad constituida bajo las leyes de España, con domicilio social en calle Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid y NIF B-78345238.

Rubén Ferrer Ferrer, in the name and on behalf of INICIATIVAS CULTURALES DE ESPAÑA, S.L., an entity duly incorporated and validly existing under the laws of Spain with registered address at Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid and holding tax identification number B-78345238.

Rubén Ferrer Ferrer acredita su representación para este acto en virtud del poder otorgado en su favor el 8 de agosto de 2006 por el Sr. Robert Zentz, Administrador único de INICIATIVAS CULTURALES DE ESPAÑA, S.L., frente al Notario público de Maryland D. Lynn W. Strott, cuya firma está debidamente autenticada por apostilla conforme a la Convención de la Haya de 5 de octubre de 1961. Se adjunta una copia de dicho poder a la presente Póliza como Anexo 1.

Rubén Ferrer Ferrer is empowered for the purpose herein by virtue of the power of attorney granted in his favor on August 8, 2006 by Mr. Robert Zentz, Sole Director of INICIATIVAS CULTURALES DE ESPAÑA, S.L., before the Notary Public of Maryland Mr. Lynn W. Strott, whose signature is duly authenticated by an apostille according to The Hague Convention of October 5, 1961. A copy of such power of attorney is attached to this Deed as Annex 1.

INICIATIVAS CULTURALES DE ESPAÑA, S.L. será en lo sucesivo denominada como el “Pignorante”.	INICIATIVAS CULTURALES DE ESPAÑA, S.L. will be hereinafter referred to as the “Pledgor”.

Pablo Bilbao Nales, en nombre y representación de JPMORGAN CHASE BANK, N.A. (en adelante, “JPMCB” o el “Acreedor Pignoraticio”), una entidad bancaria nacional constituida de conformidad con las leyes de EE.UU. con domicilio en 270 Park Avenue, Nueva York, NY 10017-2070 (EE.UU.).

Pablo Bilbao Nales, in the name and on behalf of JPMORGAN CHASE BANK, N.A. (hereinafter, “JPMCB” or the “Pledgee”), a national banking association organized under the laws of the United States of America with an office at 270 Park Avenue, New York, NY 10017-2070 (USA).

El Acreedor Pignoraticio comparece y actúa en su condición de Agente de Garantías, actuando en su propio nombre y cuenta y por cuenta y beneficio de las Entidades Garantizadas o “Secured Parties” (tal y como se define dicho término en el Contrato de Crédito mencionado en el Expositivo I posterior).

The Pledgee acts in its own name and behalf and, as Collateral Agent under the Credit Agreement, in the name and for the ratable benefit of the Secured Parties (as such term is defined in the Credit Agreement referred to in Recital I below).

Pablo Bilbao Nales acredita su representación para este acto en virtud de poder otorgado en Nueva York ante el Notario de Nueva York D. Anthony C. Ragone con fecha 25 de julio de 2006, cuya firma está debidamente autenticada por apostilla conforme a la Convención de la Haya de 5 de octubre de 1961, y copia del cual se adjunta a la presente Póliza como Anexo 2.

Pablo Bilbao Nales is empowered for the purpose herein by virtue of a power of attorney executed in New York on July 25, 2006 before the Notary Public of New York Mr. Anthony C. Ragone, whose signature is duly authenticated by an apostille according to The Hague Convention of October 5, 1961. A copy of such power of attorney is attached to this Deed as Annex 2.

El Pignorante y el Acreedor Pignoraticio serán denominados conjuntamente las “Partes”.	The Pledgor and the Pledgee shall hereinafter be jointly referred to as the “Parties”.

EXPONEN	WHEREAS

I.       Que con fecha 16 de agosto de 2006, un sindicato de entidades financieras internacionales, como prestamistas y emisores; LAUREATE EDUCATION, INC. e INICIATIVAS CULTURALES DE ESPAÑA, S.L., como prestatarios; JPMCB como Agente y Agente de Garantías; y J.P. MORGAN EUROPE LIMITED, como Agente de Londres suscribieron un “Five-Year Credit Agreement” (el “Contrato de Crédito”) por el cual se puso a disposición de los prestatarios bajo el contrato una cantidad de hasta 250 millones de dólares americanos.

I.       On August 16, 2006, a syndicate of international financial entities, as lenders and issuers; LAUREATE EDUCATION, INC. and INICIATIVAS CULTURALES DE ESPAÑA, S.L., as Borrowers; JPMCB, as Facility Agent and Collateral Agent; and J.P. MORGAN EUROPE LIMITED, as London Agent, entered into a Five-Year Credit Agreement (the “Credit Agreement”) whereby a credit facility amounting up to US$250 million was granted to the borrowers party to the Credit Agreement.

         Los fondos tomados a préstamo bajo el Contrato de Crédito se utilizarán para necesidades de capital circulante y otras necesidades generales de financiación de los prestatarios, incluyendo la refinanciación de antigua deuda y la realización de Adquisiciones Permitidas (tal y como dicho término se define en el Contrato de Crédito).

         The proceeds of the borrowings under the Credit Agreement are to be used for working capital and other general corporate purposes of the borrowers party thereto, including the repayment of outstanding indebtedness and the financing of Permitted Acquisitions (as such term is defined in the Credit Agreement).

II.     Queen la misma fecha, el Pignorante otorgó en favor del Acreedor Pignoraticio (en su condición de Agente de Garantías, actuando en su propio nombre y cuenta y por cuenta y beneficio de las Entidades Garantizadas o “Secured Parties” tal y como se define dicho término en el Contrato de Crédito) frente al Notario interviniente una póliza de prenda de derechos de crédito (la “Prenda”) en garantía del pago o cumplimiento, según corresponda, de las Obligaciones Garantizadas (tal y como se definen en la Prenda).

II.     On the same date, the Pledgor granted in favor of the Pledgee (in its own name and behalf and, as Collateral Agent under the Credit Agreement, in the name and for the ratable benefit of the Secured Parties as such term is defined in the Credit Agreement) before the intervening Notary Public a public deed of first priority over credit rights (the “Pledge”) as security for the payment or performance, as the case may be, of the Secured Obligations (as defined in the Pledge).

Se adjunta como Anexo 3 a la presente una copia del cuerpo principal de la Prenda, sin sus anexos.	A copy of the main body of the Pledge, without its annexes, is attached hereto as Annex 3.

III.    Que en fecha 24 de octubre de 2006, las partes del Contrato de Crédito firmaron un Contrato de Novación Modificativa en virtud del cual se introdujeron ciertas modificaciones en determinadas cláusulas del Contrato de Crédito (el “Contrato de Novación”). La modificación más destacable del Contrato de Crédito consiste en el incremento de 100 millones de dólares, hasta la cantidad total de 350 millones de dólares, de los fondos puestos a disposición de los prestatarios por los prestamistas.

III.    That on October 24, 2006, the parties to the Credit Agreement executed an Amendment Agreement by virtue of which some sections of the Credit Agreement were modified (the “Amendment Agreement”). The most remarkable modification of the Credit Agreement is that the commitments of the lenders party thereto were increased by US$100 million up to the amount of US$350 million.

Se adjunta una copia del Contrato de Novación como Anexo 4.	A copy of the Amendment Agreement is attached hereto as Annex 4.

IV. Que como consecuencia de dichas modificaciones del Contrato de Crédito, el significado del término “Obligaciones Garantizadas” bajo la Prenda se ha visto también indirectamente alterado.	IV. That as a consequence of such amendment of the Credit Agreement, the meaning of the term “Secured Obligations” under the Pledge has also been indirectly affected.

V.     Que las Partes desean que el derecho real de garantía creado por la Prenda garantice las Obligaciones Garantizadas, tal y como se definen en la Prenda, con referencia a la nueva redacción del Contrato de Crédito.

V. That the Parties wish that the security interest created under the Pledge secures the Secured Obligations, as defined in the Pledge, by reference to the new wording of the Credit Agreement.

VI. Que, en virtud de cuanto antecede, las Partes están interesadas en otorgar la presente póliza de Ampliación de Prenda de Derechos de Crédito (la “Póliza”), que se regirá por las siguientes:	VI. In view of the foregoing, the parties desire to execute this Deed of Extension of First Priority Pledge of Credit Rights (the “Deed”) which shall be subject to the following terms and conditions:

ESTIPULACIONES	CLAUSES

1. AMPLIACIÓN DE LA PRENDA	1. EXTENSION OF THE PLEDGE

1.1    El derecho real de prenda creado por la Prenda se amplía por medio de la presente como garantía del íntegro y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas, tal y como dicho término se define en la Prenda por referencia a la nueva redacción del Contrato de Crédito.

1.1    The security interest created under the Pledge is hereby extended to secure the due and punctual fulfilment of each and all the Secured Obligations, as such term is defined in the Pledge by reference to the new wording of the Credit Agreement.

1.2    Las Partes acuerdan que a partir de esta fecha, cualquier mención del Contrato de Crédito contenida en la Prenda se referirá al Contrato de Crédito tal y como ha sido modificado por el Contrato de Novación.

1.2 The Parties hereby agree that on and after this date, any reference to the Credit Agreement contained in the Pledge shall mean the Credit Agreement as modified by the Amendment Agreement.

1.3    Las Partes acuerdan y hacen constar que la presente póliza no modifica ningún otro término o condición establecido en el Contrato de Crédito o en la Prenda, con la excepción que se dirá a continuación.

1.3 The Parties hereby agree that this Deed shall not alter or affect other terms or conditions of the Credit Agreement or of the Pledge, except as said below.

1.4    Las Partes declaran conocer y acuerdan que el importe nominal del préstamo del Pignorante frente a Laureate International Universities France Immobilier, recogido en el anexo 4 de la Prenda, es de 4.420.000 euros (y no 4.425.608 euros, como erróneamente se decía en dicho anexo) y que el nuevo tipo de interés del préstamo es el 3,25%.

1.4    The Parties hereby acknowledge and agree that the principal amount of the loan of the Pledgor against Laureate International Universities France Immobilier, listed in annex 4 to the Pledge, is Euro 4,420,000 (and not Euro 4,425,608 as mistakenly said in such annex) and that the new interest rate on that loan is 3.25%.

2. IMPUESTOS Y GASTOS	2. TAXES AND EXPENSES

Todos los honorarios del fedatario público, aranceles, impuestos y tributos y cualesquiera otros gastos que origine la preparación y el otorgamiento de esta Póliza, incluidos cualesquiera gastos u honorarios devengados de Abogado y Procurador, aún cuando la intervención de éstos no fuere preceptiva, serán a cargo del Pignorante.

The Notary fees, taxes and any other costs and expenses arising as a result of the preparation and execution of this Deed, including costs and expenses incurred by lawyers and judicial agents, even when the intervention of the latter is not legally required, will be borne by the Pledgor.

3. NOTIFICACIONES	3. NOTICES

3.1    Todas las comunicaciones que deban realizarse las Partes entre sí, con motivo de la presente Póliza, excepto cuando específicamente se prevea otra cosa, se harán mediante carta certificada con acuse de recibo.

3.1 All notices which must be sent to the Parties under this Deed, except if provided otherwise, shall be made by certified letter with acknowledgment of receipt.

3.2 A los efectos de la presente Póliza, las Partes señalan como domicilio válido para las notificaciones, requerimientos y diligencias que resultasen pertinentes:	3.2 For purposes of this Deed, the address of the Parties for such notices, summons and other required formalities shall be the following:

Para el Pignorante:	For the Pledgor:

Calle Tajo s/n Urbanización El Bosque Villaviciosa de Odón, Madrid.	Calle Tajo s/n Urbanización El Bosque Villaviciosa de Odón, Madrid.

Con copia a:	With a copy to:

Laureate Education, Inc. 1001 Fleet Street, Baltimore, MD 21202 Atención: Rosemarie Mecca, Executive Vice President and Chief Financial Officer Número de fax: (410) 843-8093.	Laureate Education, Inc. 1001 Fleet Street, Baltimore, MD 21202 Attention: Rosemarie Mecca, Executive Vice President and Chief Financial Officer Telecopy No. (410) 843-8093.

Para el Acreedor Pignoraticio:	For the Pledgee:

JPMorgan Chase Bank, N.A. Loan and Agency Services Group 10 South Dearborn, 19th Floor, Chicago, Illinois 60603-2003. Atención: Mi Y Kim Número de fax: (312) 385-7098.	JPMorgan Chase Bank, N.A. Loan and Agency Services Group 10 South Dearborn, 19th Floor, Chicago, Illinois 60603-2003. Attention: Mi Y Kim Fax No. (312) 385-7098.

Con copia a:	With a copy to:

JPMorgan Chase Bank, N.A. 395 N. Service Road, Suite 302, Melville, New York 11747. Atención: John Budzynski Número de fax: (631) 755-5184.	JPMorgan Chase Bank, N.A. 395 N. Service Road, Suite 302, Melville, New York 11747. Attention: John Budzynski Telecopy No. (631) 755-5184.

3.3    Cualquier cambio de domicilio deberá ser notificado a la otra Parte por correo con acuse de recibo, y solo surtirá efectos a partir de diez (10) días naturales después de la fecha de recepción por la otra Parte de la notificación.

3.3    Any change in the abovementioned addresses must be communicated to the others by post with acknowledgment of receipt, and shall only take effect ten (10) calendar days after the date on which the other Party receives the notice.

4. LEY APLICABLE	4. APPLICABLE LAW

La presente Póliza se regirá por el Derecho español.	This Deed shall be governed by Spanish law.

5. JURISDICCIÓN	5. JURISDICTION

Las partes, con renuncia expresa a cualquier otro fuero que pudiera corresponderles, se someten expresa e irrevocablemente al de los Juzgados y Tribunales de la ciudad de Madrid, para cualesquiera desavenencias que pudieran derivarse de la presente Póliza o de su ejecución.

The parties expressly submit any litigation which may derive from the interpretation and/or enforcement of the terms and conditions of this Deed, to the jurisdiction and competence of the Courts of the city of Madrid, waiving any other forum to which by law they may be entitled.

6. IDIOMA	6. LANGUAGE

Esta Póliza se formaliza en los idiomas español e inglés. En el supuesto de cualquier discrepancia de interpretación entre la versión inglesa y la española, prevalecerá el contenido de esta última.	This Deed is executed in the Spanish and English languages. In the event of any conflict in interpretation between the English version and Spanish version, the Spanish version shall control.

7. EXPEDICIÓN DE COPIAS CON EFECTOS EJECUTIVOS	7. ADDITIONAL COPIES EFFECTIVE FOR JUDICIAL ENFORCEMENT

El Acreedor Pignoraticio podrá solicitar y obtener segundas y posteriores copias de esta póliza con efectos ejecutivos.	The Pledgee may request and obtain second copies (“segundas copias”) and additional copies of this public deed, which shall be effective for judicial proceedings of enforcement (“efectos ejecutivos”).

Y en prueba de conformidad, las partes en este acto suscriben y formalizan esta Póliza en tres ejemplares, en el lugar y fecha indicados en el encabezamiento.	And in witness whereof, the parties hereby execute and formalise this Deed in three counterparts, in the place and on date indicated in the heading.

INICIATIVAS CULTURALES DE ESPAÑA, S.L.	INICIATIVAS CULTURALES DE ESPAÑA, S.L.
P.p.	By:

Rubén Ferrer Ferrer	Rubén Ferrer Ferrer

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
P.p.	By:

Pablo Bilbao Nales	Pablo Bilbao Nales

Con mi intervención

Pedro de Elizalde y Aymerich

Anexo 1 / Annex 1

Poder otorgado por el Pignorante/ POA granted by the Pledgor

Anexo 2 / Annex 2

Poder otorgado por el Acreedor Pignoraticio / POA granted by the Pledgee

Anexo 3 / Annex 3

Prenda sin sus anexos / Pledge without its annexes

Anexo 4 / Annex 4

Contrato de Novación / Amendment Agreement

EXHIBIT B

PÓLIZA DE AMPLIACIÓN DE PRENDA DE PARTICIPACIONES	EXTENSION DEED OF FIRST PRIORITY PLEDGE OF PARTICIPATIONS

En Madrid, a 24 de octubre de 2006	In Madrid, on October 24, 2006.

Con la intervención del Notario público D. Pedro de Elizalde y Aymerich, perteneciente al Colegio de Madrid, con ejercicio y fe pública en la plaza Mercantil de Madrid,	Attested to by Mr. Pedro de Elizalde y Aymerich, registered Notary Public of the Madrid Notaries’ Association, having jurisdiction and official certifying authority in Madrid,

COMPARECEN	BY AND BETWEEN

De una parte,	On the one part,

Rubén Ferrer Ferrer, de nacionalidad española, mayor de edad, con domicilio en Paseo de la Castellana 216, Madrid y DNI núm. 46950156-A, actualmente en vigor.	Rubén Ferrer Ferrer, of Spanish nationality, of legal age, with domicile at Paseo de la Castellana 216, Madrid and tax ID number 46950156-A, currently in force.

Y de otra,	And on the other part,

Pablo Bilbao Nales, de nacionalidad española, mayor de edad, con domicilio en Príncipe de Vergara 187, Madrid y DNI núm. 01937423-H, actualmente en vigor.	Pablo Bilbao Nales, of Spanish nationality, of legal age, with domicile at Príncipe de Vergara 187, Madrid and tax ID number 01937423-H, currently in force.

INTERVIENEN	APPEARING

Rubén Ferrer Ferrer, en nombre y representación de INICIATIVAS CULTURALES DE ESPAÑA, S.L.,sociedad constituida bajo las leyes de España, con domicilio social en calle Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid y NIF B-78345238.

Rubén Ferrer Ferrer, in the name and on behalf of INICIATIVAS CULTURALES DE ESPAÑA, S.L., an entity duly incorporated and validly existing under the laws of Spain with registered address at Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid and holding tax identification number B-78345238.

Rubén Ferrer Ferrer acredita su representación para este acto en virtud del poder otorgado en su favor el 8 de agosto de 2006 por el Sr. Robert Zentz, Administrador único de INICIATIVAS CULTURALES DE ESPAÑA, S.L., frente al Notario público de Maryland D. Lynn W. Strott, cuya firma está debidamente autenticada por apostilla conforme a la Convención de la Haya de 5 de octubre de 1961. Se adjunta una copia de dicho poder a la presente Póliza como Anexo 1.

Rubén Ferrer Ferrer is empowered for the purpose herein by virtue of the power of attorney granted in his favor on August 8, 2006 by Mr. Robert Zentz, Sole Director of INICIATIVAS CULTURALES DE ESPAÑA, S.L., before the Notary Public of Maryland Mr. Lynn W. Strott, whose signature is duly authenticated by an apostille according to The Hague Convention of October 5, 1961. A copy of such power of attorney is attached to this Deed as Annex 1.

INICIATIVAS CULTURALES DE ESPAÑA, S.L. será en lo sucesivo denominada como el “Pignorante”.	INICIATIVAS CULTURALES DE ESPAÑA, S.L. will be hereinafter referred to as the “Pledgor”.

Pablo Bilbao Nales, en nombre y representación de JPMORGAN CHASE BANK, N.A. (en adelante, “JPMCB” o el “Acreedor Pignoraticio”), una entidad bancaria nacional constituida de conformidad con las leyes de EE.UU. con domicilio en 270 Park Avenue, Nueva York, NY 10017-2070 (EE.UU.).

Pablo Bilbao Nales, in the name and on behalf of JPMORGAN CHASE BANK, N.A. (hereinafter, “JPMCB” or the “Pledgee”), a national banking association organized under the laws of the United States of America with an office at 270 Park Avenue, New York, NY 10017-2070 (USA).

El Acreedor Pignoraticio comparece y actúa en su condición de Agente de Garantías, actuando en su propio nombre y cuenta y por cuenta y beneficio de las Entidades Garantizadas o “Secured Parties” (tal y como se define dicho término en el Contrato de Crédito mencionado en el Expositivo I posterior).

The Pledgee acts in its own name and behalf and, as Collateral Agent under the Credit Agreement, in the name and for the ratable benefit of the Secured Parties (as such term is defined in the Credit Agreement referred to in Recital I below).

Pablo Bilbao Nales acredita su representación para este acto en virtud de poder otorgado en Nueva York ante el Notario de Nueva York D. Anthony C. Ragone con fecha 25 de julio de 2006, cuya firma está debidamente autenticada por apostilla conforme a la Convención de la Haya de 5 de octubre de 1961, y copia del cual se adjunta a la presente Póliza como Anexo 2.

Pablo Bilbao Nales is empowered for the purpose herein by virtue of a power of attorney executed in New York on July 25, 2006 before the Notary Public of New York Mr. Anthony C. Ragone, whose signature is duly authenticated by an apostille according to The Hague Convention of October 5, 1961. A copy of such power of attorney is attached to this Deed as Annex 2.

El Pignorante y el Acreedor Pignoraticio serán denominados conjuntamente las “Partes”.	The Pledgor and the Pledgee shall hereinafter be jointly referred to as the “Parties”.

EXPONEN	WHEREAS

I.       Que con fecha 16 de agosto de 2006, un sindicato de entidades financieras internacionales, como prestamistas y emisores; LAUREATE EDUCATION, INC. e INICIATIVAS CULTURALES DE ESPAÑA, S.L., como prestatarios; JPMCB como Agente y Agente de Garantías; y J.P. MORGAN EUROPE LIMITED, como Agente de Londres suscribieron un “Five-Year Credit Agreement” (el “Contrato de Crédito”) por el cual se puso a disposición de los prestatarios bajo el contrato una cantidad de hasta 250 millones de dólares americanos.

II.     On August 16, 2006, a syndicate of international financial entities, as lenders and issuers; LAUREATE EDUCATION, INC. and INICIATIVAS CULTURALES DE ESPAÑA, S.L., as Borrowers; JPMCB, as Facility Agent and Collateral Agent; and J.P. MORGAN EUROPE LIMITED, as London Agent, entered into a Five-Year Credit Agreement (the “Credit Agreement”) whereby a credit facility amounting up to US$250 million was granted to the borrowers party to the Credit Agreement.

         Los fondos tomados a préstamo bajo el Contrato de Crédito se utilizarán para necesidades de capital circulante y otras necesidades generales de financiación de los prestatarios, incluyendo la refinanciación de antigua deuda y la realización de Adquisiciones Permitidas (tal y como dicho término se define en el Contrato de Crédito).

         The proceeds of the borrowings under the Credit Agreement are to be used for working capital and other general corporate purposes of the borrowers party thereto, including the repayment of outstanding indebtedness and the financing of Permitted Acquisitions (as such term is defined in the Credit Agreement).

II.     Que en la misma fecha, el Pignorante otorgó en favor del Acreedor Pignoraticio (en su condición de Agente de Garantías, actuando en su propio nombre y cuenta y por cuenta y beneficio de las Entidades Garantizadas o “Secured Parties” tal y como se define dicho término en el Contrato de Crédito) frente al Notario interviniente una póliza de prenda sobre las participaciones del Pignorante en las sociedades españolas ICE Inversiones Brazil, S.L. y Escuela Superior de Alta Gestión de Hotel, S.L. (la “Prenda”) en garantía del pago o cumplimiento, según corresponda, de las Obligaciones Garantizadas (tal y como se definen en la Prenda).

II.     On the same date, the Pledgor granted in favor of the Pledgee (in its own name and behalf and, as Collateral Agent under the Credit Agreement, in the name and for the ratable benefit of the Secured Parties as such term is defined in the Credit Agreement) before the intervening Notary Public a public deed of first priority over the shares held by the Pledgor in the Spanish companies ICE Inversiones Brazil, S.L. and Escuela Superior de Alta Gestión de Hotel, S.L. (the “Pledge”) as security for the payment or performance, as the case may be, of the Secured Obligations (as defined in the Pledge).

Se adjunta como Anexo 3 a la presente una copia de la Prenda sin sus anexos.	A copy of the Pledge, without its annexes, is attached hereto as Annex 3.

III.    Que en fecha 24 de octubre de 2006, las partes del Contrato de Crédito firmaron un Contrato de Novación Modificativa en virtud del cual se introdujeron ciertas modificaciones en determinadas cláusulas del Contrato de Crédito (el “Contrato de Novación”). La modificación más destacable del Contrato de Crédito consiste en el incremento de 100 millones de dólares, hasta la cantidad total de 350 millones de dólares, de los fondos puestos a disposición de los prestatarios por los prestamistas.

III.    That on October 24, 2006, the parties to the Credit Agreement executed an Amendment Agreement by virtue of which some sections of the Credit Agreement were modified (the “Amendment Agreement”). The most remarkable modification of the Credit Agreement is that the commitments of the lenders party thereto were increased by US$100 million up to the amount of US$350 million.

Se adjunta una copia del Contrato de Novación como Anexo 4.	A copy of the Amendment Agreement is attached hereto as Annex 4.

IV. Que como consecuencia de dichas modificaciones del Contrato de Crédito, el significado del término “Obligaciones Garantizadas” bajo la Prenda se ha visto también indirectamente alterado.	IV. That as a consequence of such amendment of the Credit Agreement, the meaning of the term “Secured Obligations” under the Pledge has also been indirectly affected.

V.     Que las Partes desean que el derecho real de garantía creado por la Prenda garantice las Obligaciones Garantizadas, tal y como se definen en la Prenda, con referencia a la nueva redacción del Contrato de Crédito.

V. That the Parties wish that the security interest created under the Pledge secures the Secured Obligations, as defined in the Pledge, by reference to the new wording of the Credit Agreement.

VI. Que, en virtud de cuanto antecede, las Partes están interesadas en otorgar la presente póliza de Ampliación de Prenda de Participaciones (la “Póliza”), que se regirá por las siguientes:	VI. In view of the foregoing, the parties desire to execute this Deed of Extension of First Priority Pledge of Participations (the “Deed”) which shall be subject to the following terms and conditions:

ESTIPULACIONES	CLAUSES

1. AMPLIACIÓN DE LA PRENDA	1. EXTENSION OF THE PLEDGE

1.1    El derecho real de prenda creado por la Prenda se amplía por medio de la presente como garantía del íntegro y puntual cumplimiento de todas y cada una de las Obligaciones Garantizadas, tal y como dicho término se define en la Prenda por referencia a la nueva redacción del Contrato de Crédito.

1.1    The security interest created under the Pledge is hereby extended to secure the due and punctual fulfilment of each and all the Secured Obligations, as such term is defined in the Pledge by reference to the new wording of the Credit Agreement.

1.2    Las Partes acuerdan que a partir de esta fecha, cualquier mención del Contrato de Crédito contenida en la Prenda se referirá al Contrato de Crédito tal y como ha sido modificado por el Contrato de Novación.

1.2 The Parties hereby agree that on and after this date, any reference to the Credit Agreement contained in the Pledge shall mean the Credit Agreement as modified by the Amendment Agreement.

1.3 Las Partes acuerdan y hacen constar que la presente póliza no modifica ningún otro término o condición establecido en el Contrato de Crédito o en la Prenda.	1.3 The Parties hereby agree that this Deed shall not alter or affect other terms or conditions of the Credit Agreement or of the Pledge.

2. IMPUESTOS Y GASTOS	2. TAXES AND EXPENSES

Todos los honorarios del fedatario público, aranceles, impuestos y tributos y cualesquiera otros gastos que origine la preparación y el otorgamiento de esta Póliza, incluidos cualesquiera gastos u honorarios devengados de Abogado y Procurador, aún cuando la intervención de éstos no fuere preceptiva, serán a cargo del Pignorante.

The Notary fees, taxes and any other costs and expenses arising as a result of the preparation and execution of this Deed, including costs and expenses incurred by lawyers and judicial agents, even when the intervention of the latter is not legally required, will be borne by the Pledgor.

3. NOTIFICACIONES	3. NOTICES

3.1    Todas las comunicaciones que deban realizarse las Partes entre sí, con motivo de la presente Póliza, excepto cuando específicamente se prevea otra cosa, se harán mediante carta certificada con acuse de recibo.

3.1 All notices which must be sent to the Parties under this Deed, except if provided otherwise, shall be made by certified letter with acknowledgment of receipt.

3.2 A los efectos de la presente Póliza, las Partes señalan como domicilio válido para las notificaciones, requerimientos y diligencias que resultasen pertinentes:	3.2 For purposes of this Deed, the address of the Parties for such notices, summons and other required formalities shall be the following:

Para el Pignorante:	For the Pledgor:

Calle Tajo s/n Urbanización El Bosque Villaviciosa de Odón, Madrid.	Calle Tajo s/n Urbanización El Bosque Villaviciosa de Odón, Madrid.

Con copia a:	With a copy to:

Laureate Education, Inc. 1001 Fleet Street, Baltimore, MD 21202 Atención: Rosemarie Mecca, Executive Vice President and Chief Financial Officer Número de fax: (410) 843-8093.	Laureate Education, Inc. 1001 Fleet Street, Baltimore, MD 21202 Attention: Rosemarie Mecca, Executive Vice President and Chief Financial Officer Telecopy No. (410) 843-8093.

Para el Acreedor Pignoraticio:	For the Pledgee:

JPMorgan Chase Bank, N.A. Loan and Agency Services Group 10 South Dearborn, 19th Floor, Chicago, Illinois 60603-2003. Atención: Mi Y Kim Número de fax: (312) 385-7098.	JPMorgan Chase Bank, N.A. Loan and Agency Services Group 10 South Dearborn, 19th Floor, Chicago, Illinois 60603-2003. Attention: Mi Y Kim Fax No. (312) 385-7098.

Con copia a:	With a copy to:

JPMorgan Chase Bank, N.A. 395 N. Service Road, Suite 302, Melville, New York 11747. Atención: John Budzynski Número de fax: (631) 755-5184.	JPMorgan Chase Bank, N.A. 395 N. Service Road, Suite 302, Melville, New York 11747. Attention: John Budzynski Telecopy No. (631) 755-5184.

3.3    Cualquier cambio de domicilio deberá ser notificado a la otra Parte por correo con acuse de recibo, y solo surtirá efectos a partir de diez (10) días naturales después de la fecha de recepción por la otra Parte de la notificación.

3.3    Any change in the abovementioned addresses must be communicated to the others by post with acknowledgment of receipt, and shall only take effect ten (10) calendar days after the date on which the other Party receives the notice.

4. LEY APLICABLE	4. APPLICABLE LAW

La presente Póliza se regirá por el Derecho español.	This Deed shall be governed by Spanish law.

5. JURISDICCIÓN	5. JURISDICTION

Las partes, con renuncia expresa a cualquier otro fuero que pudiera corresponderles, se someten expresa e irrevocablemente al de los Juzgados y Tribunales de la ciudad de Madrid, para cualesquiera desavenencias que pudieran derivarse de la presente Póliza o de su ejecución.

The parties expressly submit any litigation which may derive from the interpretation and/or enforcement of the terms and conditions of this Deed, to the jurisdiction and competence of the Courts of the city of Madrid, waiving any other forum to which by law they may be entitled.

6. IDIOMA	6. LANGUAGE

Esta Póliza se formaliza en los idiomas español e inglés. En el supuesto de cualquier discrepancia de interpretación entre la versión inglesa y la española, prevalecerá el contenido de esta última.	This Deed is executed in the Spanish and English languages. In the event of any conflict in interpretation between the English version and Spanish version, the Spanish version shall control.

7. EXPEDICIÓN DE COPIAS CON EFECTOS EJECUTIVOS	7. ADDITIONAL COPIES EFFECTIVE FOR JUDICIAL ENFORCEMENT

El Acreedor Pignoraticio podrá solicitar y obtener segundas y posteriores copias de esta póliza con efectos ejecutivos.	The Pledgee may request and obtain second copies (“segundas copias”) and additional copies of this public deed, which shall be effective for judicial proceedings of enforcement (“efectos ejecutivos”).

Y en prueba de conformidad, las partes en este acto suscriben y formalizan esta Póliza en tres ejemplares, en el lugar y fecha indicados en el encabezamiento.	And in witness whereof, the parties hereby execute and formalise this Deed in three counterparts, in the place and on date indicated in the heading.

INICIATIVAS CULTURALES DE ESPAÑA, S.L.	INICIATIVAS CULTURALES DE ESPAÑA, S.L.
P.p.	By:

Rubén Ferrer Ferrer	Rubén Ferrer Ferrer

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
P.p.	By:

Pablo Bilbao Nales	Pablo Bilbao Nales

Con mi intervención

Pedro de Elizalde y Aymerich

Anexo 1 / Annex 1

Poder otorgado por el Pignorante/ POA granted by the Pledgor

Anexo 2 / Annex 2

Poder otorgado por el Acreedor Pignoraticio / POA granted by the Pledgee

Anexo 3 / Annex 3

Prenda / Pledge

Anexo 4 / Annex 4

Contrato de Novación / Amendment Agreement